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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY OR ORGANIZATION                              JURISDICTION OF INCORPORATION
--------------------------                              -----------------------------
ACS STORES, LLC                                         DELAWARE
AMERICA'S COUNTRY STORES HOLDINGS, LLC                  DELAWARE
AMERICA'S COUNTRY STORES, LLC                           DELAWARE
CONROE ACS COMPANY, LLC                                 TEXAS
ESSV, L.L.C.                                            DELAWARE
HEJLIK PIG CO., L.C.                                    IOWA
PM NUTRITION COMPANY, LLC                               DELAWARE
PMI AGRICULTURE, LLC                                    MISSOURI
PMI NUTRITION INTERNATIONAL, LLC                        DELAWARE
PMI NUTRITION, LLC                                      DELAWARE